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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) May 21, 2004 (May 19, 2004)

                                STEELCLOUD, INC.
             (Exact name of registrant as specified in its charter)


   Virginia                           0-24015            54-1890464
   (State or other jurisdiction       (Commission        (IRS Employer
   of incorporation)                  File Number)       Identification No.)


               1306 Squire Court, Dulles, Virginia         20166
              (Address of principal executive offices)   (Zip code)

                                 (703) 450-0400
              (Registrant's telephone number, including area code)

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Item 5.  Other Events and Required FD Disclosure

On May 19, 2004, SteelCloud, Inc. (SteelCloud) signed a letter of intent to acquire V-ONE Corporation (V-ONE) in an all stock transaction valued at approximately $16 million, inclusive of transaction expenses. The transaction contemplates that the holders of V-ONE common stock would receive one share of SteelCloud common stock in exchange for approximately 8.5 V-ONE shares of common stock, and that the holders of V-ONE preferred stock would also be issued warrants. The management and respective Boards of Directors of SteelCloud and V-ONE have approved this transaction subject to completion of the definitive agreement and shareholder approval. The companies expect a definitive agreement to be signed within the next 30 days. There can be no assurance that a definitive agreement with respect to the proposed transaction will be reached or that the proposed transaction will be consummated.

The Letter of Intent attached hereto as Exhibit 20.1 is incorporated herein by reference and the foregoing summaries of the terms and conditions of such letter is qualified in its entirety by reference to such agreement.

A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibit 20.1 - Letter of Intent, dated May 19, 2004, by and between SteelCloud, Inc. and V-One Corporation.

         Exhibit 99.1 - Press Release, dated May 20, 2004, announcing the execution of a Letter of Intent by and between SteelCloud, Inc. and V-One Corporation.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              SteelCloud, Inc.
                                        ------------------------------------
                                                   (Registrant)

Date:  May 21, 2004                     By:  /s/ Kevin Murphy
                                             -----------------------
                                             Kevin Murphy
                                             Chief Financial Officer